                                       GUARANTY

                               As of September 10, 1998


Brazos Markets Development, L.P. (the "LESSOR")
2911 Turtle Creek Blvd., Suite 1240
Dallas, Texas  75219
Attention:  Mr. Gregory C. Greene

     Re: Agreement for Ground Lease, Ground Lease Agreement ("GROUND LEASE"), Agreement for Facilities Lease and Facilities Lease Agreement ("FACILITIES LEASE") (collectively, the "LEASE DOCUMENTS") each between Brazos Markets Development, L.P., a Delaware corporation, and RANDALL'S FOOD & DRUGS, INC., a Delaware corporation and RANDALL'S FOOD MARKETS, INC., a Texas corporation (collectively, the "LESSEE"), and each effective as of September 10, 1998 (the "CLOSING DATE")

Gentlemen:

     1. GUARANTY. For value received, and in consideration of your entering into the Lease Documents with the Lessee, the undersigned (the "GUARANTOR") does hereby unconditionally, irrevocably, and absolutely guarantee (a) the full payment when due, whether at the stated due date, by acceleration or otherwise, of any and all rent, indebtedness and other amounts of every kind howsoever created, arising, or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or owing to you by the Lessee pursuant to the Lease Documents and that certain Consent and Agreement dated as of September 10, 1998 among the Lessee, the Borrower, and the Agent, as it may be amended or supplemented from time to time (the "LESSEE CONSENT"), and (b) the performance by the Lessee of its obligations under the (i) Lease Documents pursuant to the terms of the Lease Documents and (ii) the Lessee Consent pursuant to the terms of the Lessee Consent (all such obligations being hereinafter collectively called the "LIABILITIES"). The Guarantor hereby agrees that upon any default by the Lessee in the payment of any of the Liabilities when and as due or in the performance of its other obligations thereunder, it will, upon written demand by the Lessor, forthwith pay the same immediately or perform or cause Lessee to perform such obligations.

     2. GUARANTY CONTINUING, ABSOLUTE, UNLIMITED. This Guaranty is a continuing, irrevocable, absolute guaranty of performance and payment as a primary obligor and not as a surety. This Guaranty shall apply to all Liabilities. The Liabilities shall be conclusively presumed to have been created in reliance on this Guaranty. You shall not be required to proceed first against the Lessee or any other person, firm or corporation or against any property securing any of the Liabilities before resorting to the Guarantor for payment. To the extent permitted by applicable law, this Guaranty shall be construed as a guarantee of payment without regard to the enforceability of any of the Liabilities, the rejection of the Lease Documents in bankruptcy, or any limitation of claims against the Lessee, and notwithstanding any claim, defense (other than payment or performance by the Guarantor) or right of set-off which the Lessee or the Guarantor may have against you, including any such claim, defense or right of set-off based on any present or future law or order of any government (DE JURE or DE FACTO), or of any agency thereof or court of law purporting to reduce, amend or otherwise affect any obligations of the Lessee, or any other obligor, or to vary any terms of payment, and without regard to any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment to you of the Liabilities or any part thereof is rescinded or must otherwise be returned by you to the Guarantor upon the insolvency, bankruptcy or reorganization of the Lessee, or otherwise, as though such payment to you had not been made. To the extent permitted by applicable law, the Guarantor's obligation to fully pay or perform the Liabilities and any remedy for the enforcement thereof shall not be impaired, modified, released, or limited in any way by any impairment, modification, release, or limitation of the liability of Lessee or its bankruptcy estate, resulting from the operation of any present or future provision of the Bankruptcy Code or any Debtor Relief Law or from the decision of any court interpreting the same.


                                                     FORM OF GUARANTY - Page 1

     3. GUARANTY NOT AFFECTED BY CHANGE IN SECURITY OR OTHER ACTIONS. You may, from time to time, without the consent of or notice to the Guarantor, take any or all of the following actions without impairing or affecting the Guarantor's obligations under this Guaranty or releasing or exonerating the Guarantor from any of its liabilities hereunder:

          (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder;

          (b) retain or obtain the primary or secondary liability of any party or parties, in addition to the Guarantor, with respect to any of the Liabilities;

          (c) extend the time or change the manner, place or terms of payment of, or renew or amend any note or other instrument evidencing the Liabilities or any part thereof, or amend in any manner any agreement relating thereto;

          (d) release or compromise, in whole or in part, or accept full or partial payment for, any of the Liabilities hereby guaranteed, or any liability of any nature of any other party or parties with respect to the Liabilities or any security therefor;

          (e) subordinate the payment of all or any part of the Liabilities to the payment of any liability of the Lessee to creditors of the Lessee other than you or the Guarantor;

          (f) enforce your security interest, if any, in all or any properties securing any of the Liabilities or any obligations hereunder in order to obtain full or partial payment of the Liabilities then outstanding; or

          (g) release or fail to perfect, protect, or enforce your security interest, if any, in all or any properties securing any of the Liabilities or any obligation hereunder, or permit any substitution or exchange for any such property.

     4. WAIVERS. The Guarantor hereby expressly waives to the extent permitted by law:

          (a)  notice of acceptance of this Guaranty;

          (b) notice of the existence or incurrence of any or all of the Liabilities;

          (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever (except the written demand referred to in SECTION 1 hereinabove);

          (d) any requirement that proceedings first be instituted by you against the Lessee;

          (e) all diligence in collection or protection of or realization upon the Liabilities or any part thereof, or any obligation hereunder, or any collateral for any of the foregoing;

          (f) any rights or defenses based on the Lessor's election of remedies, including any defense to the Lessor's action to recover any deficiency after a non-judicial sale; and

          (g) the occurrence of every other condition precedent to which the Guarantor might otherwise be entitled.

     5. DEFINITIONS. As used in this Guaranty, the following terms will have the following meanings, unless the context otherwise requires:


                                                     FORM OF GUARANTY - Page 2

     "ACQUIRED EBITDA" shall mean, with respect to any Acquired Entity or Business, any Controverted Restricted Subsidiary, any Sold Entity or Business or any Converted Unrestricted Subsidiary (any of the foregoing, a "PRO FORMA ENTITY") for any period, the sum of the amounts for such period of (a) income from continuing operations before income taxes and extraordinary items, (b) interest expense, (c) depreciation expense, (d) amortization expense, including amortization of deferred financing fees, (e) non-recurring charges, (f) non-cash charges, (g) losses on asset sales and (h) restructuring charges or reserves LESS the sum of the amounts for such period of (i) non-recurring gains, (j) non-cash gains and (k) gains on asset sales, all as determined on a consolidated basis for such Pro Forma Equity in accordance with GAAP.

     "ACQUIRED ENTITY OR BUSINESS" shall have the meaning provided in the definition of the term "Consolidated EBITDA."

     "ACQUISITION SUBSIDIARY" shall mean (a) any Subsidiary of the Guarantor that is formed or acquired after June 27, 1997 in connection with Permitted Acquisitions, PROVIDED that at such time (or promptly thereafter) the Guarantor designates such Subsidiary an Acquisition Subsidiary in a written notice to the Lessor, (b) any Restricted Subsidiary on June 27, 1997 subsequently re-designated as an Acquisition Subsidiary by the Guarantor in a written notice to the Lessor, PROVIDED that such re-designation shall be deemed to be an investment on the date of such re-designation in an Acquisition Subsidiary in an amount equal to the sum of (i) the net worth of such re-designated Restricted Subsidiary immediately prior to such re-designation (such net worth to be calculated without regard to any Subsidiary Guaranty or Subsidiary Residual Guaranty provided by such re-designated Restricted Subsidiary) and (ii) the aggregate principal amount of any Indebtedness owed by such re-designated Restricted Subsidiary to the Guarantor or any other Restricted Subsidiary immediately prior to such re-designation, all calculated, except as set forth in the parenthetical to clause (i), on a consolidated basis in accordance with GAAP, and (c) each Subsidiary of an Acquisition Subsidiary; PROVIDED, HOWEVER, that (i) at the time of any written re-designation by the Guarantor to the Lessor of any Acquisition Subsidiary as a Restricted Subsidiary, the Acquisition Subsidiary so re-designated shall no longer constitute an Acquisition Subsidiary, (ii) no Acquisition Subsidiary may be re-designated as a Restricted Subsidiary if a Default or Event of Default would result from such re-designation and (iii) no Restricted Subsidiary may be re-designated as an Acquisition Subsidiary if a Default or Event of Default would result from such re-designation. On or promptly after the date of its formation, acquisition or re-designation, as applicable, each Acquisition Subsidiary (other than an Acquisition Subsidiary that is a Foreign Subsidiary) shall have entered into a tax sharing agreement containing terms that, in the reasonable judgment of the Lessor, provide for an appropriate allocation of tax liabilities and benefits.

     "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "AGENT" means Chase Bank of Texas, National Association, a national banking association, in its capacity as agent pursuant to ARTICLE 8 of the Credit Agreement and any successor agent pursuant to SECTION 8.6 of the Credit Agreement.

     "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

     "AVAILABLE AMOUNT" shall have the meaning ascribed to such term in the 1997 Credit Agreement.

     "AVAILABLE FOREIGN INVESTMENT AMOUNT" shall mean, on any date (the "INVESTMENT DATE"), an amount equal to (a) the sum of (i) $20,000,000, (ii) the aggregate amount of all cash dividends and other cash distributions received by the Guarantor or any Subsidiary Guarantor from any Restricted Foreign Subsidiaries on or prior to the Investment Date (other than the portion of any such dividends and other distributions that is used by the Guarantor or any Subsidiary


                                                     FORM OF GUARANTY - Page 3

Guarantor to pay taxes), (iii) the aggregate amount of all cash repayments of principal received by the Guarantor or any Subsidiary Guarantor from any Restricted Foreign Subsidiaries on or prior to the Investment Date in respect of loans made by the Guarantor or any Subsidiary Guarantor to such Restricted Foreign Subsidiaries and (iv) the aggregate amount of all net cash proceeds received by the Guarantor or any Subsidiary Guarantor in connection with the sale, transfer or other disposition of its ownership interest in any Restricted Foreign Subsidiary on or prior to the Investment Date MINUS (b) the aggregate amount of any investments (including loans) made by the Guarantor or any Restricted Subsidiary (other than any Restricted Foreign Subsidiary) in or to Restricted Foreign Subsidiaries pursuant to SECTION 8(e)(x) or (xi) on or prior to the Investment Date.

     "BANKRUPTCY CODE" shall have the meaning provided in SECTION 9(a)(v).

     "BANKS" means the lenders listed on the signature pages of the Credit Agreement and each Eligible Assignee (as defined in the Credit Agreement) that shall become a party to the Credit Agreement pursuant to SECTION 9.6 thereof.

     "BUSINESS DAY" means any day of the year other than a Saturday or Sunday or any other day on which banks are not required or authorized to close in Houston, Texas.

     "CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases, but excluding any amount representing capitalized interest) by the Guarantor and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Guarantor and its Subsidiaries, PROVIDED that the term "Capital Expenditures" shall not include (a) expenditures made in connection with the replacement, substitution or restoration of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or
(ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (c) the purchase of plant, property or equipment made within one year of the sale of any asset to the extent purchased with the proceeds of such sale or (d) expenditures that constitute any part of Consolidated Lease Expense.

     "CAPITALIZED LEASE OBLIGATIONS" shall mean, as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

     "CAPITAL LEASE", as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

     "CHANGE OF CONTROL" shall mean and be deemed to have occurred if (a) (i) KKR, its Affiliates and the Management Group shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least 35% of the outstanding Voting Stock of the Guarantor (other than as the result of one or more widely distributed offerings of Guarantor Common Stock, in each case whether by the Guarantor or by KKR, its Affiliates or the Management Group) and/or (ii) any person, entity or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall at any time have acquired direct or indirect beneficial ownership of a percentage of the outstanding Voting Stock of the Guarantor that exceeds the percentage of such Voting Stock then beneficiary owned, in the aggregate, by KKR, its Affiliates and the Management Group, unless, in the case of either clause (i) or (ii) above, KKR, its Affiliates and the Management Group have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Guarantor;
(b) at any time Continuing Directors shall not constitute a majority of the Board of Directors of the Guarantor; and/or (c) a Change of Control (as defined in the Subordinated Note Indenture) shall occur.


                                                     FORM OF GUARANTY - Page 4

     "CHASE" means Chase Bank of Texas, National Association, or its successors or assigns.

     "CLOSING DATE" has the meaning given such term in the introductory paragraph.

     "CLOSING DATE STORE" shall mean any Store that (a) is owned, leased or operated by the Guarantor or any of the Restricted Subsidiaries and (b) was opened for business by the Guarantor or a Restricted Subsidiary on or prior to June 27, 1997.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Guaranty, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

     "CONSOLIDATED EARNINGS" shall mean, for any period, "income from continuing operations before income taxes and extraordinary items" of the Guarantor and the Restricted Subsidiaries for such period, determined in a manner consistent with the manner in which such amount was determined in accordance with the audited financial statements referred to in SECTION 7(a)(i).

     "CONSOLIDATED EBITDA" shall mean, for any period, the sum, without duplication, of the amounts for such period of (a) Consolidated Earnings, (b) Consolidated Interest Expense, (c) depreciation expense, (d) amortization expense, including amortization of deferred financing fees, (e) non-recurring charges, (f) non-cash charges, (g) losses on asset sales, (h) restructuring charges or reserves (including charges incurred in connection with the closing, exchange or replacement of Stores), (i) in the case of any period ending during the fiscal year ending June 27, 1998, Transaction Expenses, (j) any expenses or charges incurred in connection with any issuance of debt or equity securities,
(k) any fees and expenses related to Permitted Acquisitions and (l) any deduction for minority interest expense LESS the sum of the amounts for such period of (m) non-recurring gains, (n) non-cash gains and (o) gains on asset sales, all as determined on a consolidated basis for the Guarantor and the Restricted Subsidiaries in accordance with GAAP, PROVIDED that (i) except as provided in clause (ii) below, there shall be excluded from Consolidated Earnings for any period the income from continuing operations before income taxes and extraordinary items of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Earnings, except to the extent actually received in cash by the Guarantor or its Restricted Subsidiaries during such period through dividends or other distributions, and (ii) for purposes of the definition of the term "Permitted Acquisition" and SECTIONS 8(c), (j) and
(k), (x) there shall be included in determining Consolidated EBITDA for any period (A) the Acquired EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) acquired to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) by the Guarantor or any Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an "ACQUIRED ENTITY OR BUSINESS"), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a "CONVERTED RESTRICTED SUBSIDIARY"), in each case based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (B) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition or conversion) as specified in the Pro Forma Adjustment Certificate delivered to the Lessor and (y) for purposes of determining the Consolidated Total Debt to Consolidated EBITDA Ratio only, there shall be excluded in determining Consolidated EBITDA for any period the Acquired EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of by the Guarantor or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a "SOLD ENTITY OR BUSINESS"), and the Acquired EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a "CONVERTED UNRESTRICTED SUBSIDIARY"), in each case based on the actual Acquired EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition or conversion).


                                                     FORM OF GUARANTY - Page 5

     "CONSOLIDATED EBITDA TO CONSOLIDATED INTEREST EXPENSE RATIO" shall mean, as of any date of determination, the ratio of (a) Consolidated EBITDA for the relevant Test Period to (b) Consolidated Interest Expense for such Test Period.

     "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, cash interest expense (including that attributable to Capital Leases in accordance with GAAP), net of cash interest income, of the Guarantor and the Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Guarantor and the Restricted Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements (other than currency swap agreements, currency future or option contracts and other similar agreements), but excluding, however, amortization of deferred financing costs and any other amounts of non-cash interest, all as calculated on a consolidated basis in accordance with GAAP, PROVIDED that (a) except as provided in clause (b) below, there shall be excluded from Consolidated Interest Expense for any period the cash interest expense (or income) of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Interest Expense and (b) for purposes of the definition of the term "Permitted Acquisition" and SECTIONS 8(c), (j) and (k), there shall be included in determining Consolidated Interest Expense for any period the cash interest expense (or income) of any Acquired Entity or Business acquired during such period and of any Converted Restricted Subsidiary converted during such period, in each case based on the cash interest expense (or income) of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) assuming any Indebtedness incurred or repaid in connection with any such acquisition or conversion had been incurred or prepaid on the first day of such period.

     "CONSOLIDATED LEASE EXPENSE" shall mean, for any period, all rental expenses of the Guarantor and the Restricted Subsidiaries during such period under operating leases for real or personal property (including in connection with Permitted Sale Leasebacks), excluding real estate taxes, insurance costs and common area maintenance charges and net of sublease income, other than (a) obligations under vehicle leases entered into in the ordinary course of business, (b) all such rental expenses associated with Stores acquired after June 27, 1997 to the extent that such rental expenses relate to operating leases in effect at the time of (and immediately prior to) such acquisition and (c) Capitalized Lease Obligations, all as determined on a consolidated basis in accordance with GAAP, PROVIDED that there shall be excluded from Consolidated Lease Expense for any period the rental expenses of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Lease Expense.

     "CONSOLIDATED NET INCOME" shall mean, for any period, the sum of (a) the consolidated net income (or loss) of the Guarantor and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and
(b) the Distribution System Amount for such period to the extent otherwise deducted in arriving at such Consolidated Net Income.

     "CONSOLIDATED TOTAL DEBT" shall mean, as of any date of determination, (a) the sum of (i) all Indebtedness of the Guarantor and the Restricted Subsidiaries for borrowed money outstanding on such date and (ii) all Capitalized Lease Obligations of the Guarantor and the Restricted Subsidiaries outstanding on such date, all calculated on a consolidated basis in accordance with GAAP MINUS (b) aggregate amount of cash included in the cash accounts listed on the consolidated balance sheet of the Guarantor and the Restricted Subsidiaries as at such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which the Guarantor or any of the Restricted Subsidiaries is a party.

     "CONSOLIDATED TOTAL DEBT TO CONSOLIDATED EBITDA RATIO" shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the relevant Test Period to (b) Consolidated EBITDA for such Test Period.

     "CONTINUING DIRECTOR" shall mean, at any date, an individual (a) who is a member of the Board of Directors of the Guarantor on the date hereof, (b) who, as at such date, has been a member of such Board of Directors for at least the 12 preceding months, (c) who has been nominated to be a member of such Board of Directors, directly or indirectly,


                                                     FORM OF GUARANTY - Page 6
by KKR or Persons nominated by KKR or (d) who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.

     "CONVERTED RESTRICTED SUBSIDIARY" shall have the meaning provided in the definition of the term "Consolidated EBITDA."

     "CONVERTED UNRESTRICTED SUBSIDIARY" shall have the meaning provided in the definition of the term "Consolidated EBITDA."

     "CORRESPONDING PROVISION" has the meaning set forth in SECTION 28.

     "CREDIT AGREEMENT" means that certain Credit Agreement dated as of September 10, 1998, by and among Lessor , as Borrower, Chase Bank of Texas, National Association, as Agent, and the Banks named therein, as it may be amended, amended and restated, modified or supplemented from time to time.

     "CUMULATIVE CONSOLIDATED NET INCOME AVAILABLE TO COMMON STOCKHOLDERS" means, as of any date of determination, Consolidated Net Income less cash dividends paid with respect to preferred stock for the period (taken as one accounting period) commencing on the Closing Date and ending on the last day of the most recent fiscal quarter for which Section 7(a) Financials have been delivered to the Lessor under SECTION 7(a).

     "DEBTOR RELIEF LAW" means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar laws from time to time in effect affecting the rights of creditors generally.

     "DEFAULT" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

     "DISTRIBUTION CAPITAL EXPENDITURES" shall mean Capital Expenditures by the Guarantor and the Restricted Subsidiaries in connection with the expansion of the Guarantor's self-distribution capabilities.

     "DISTRIBUTION SYSTEM AMOUNT" shall mean, for any period, non-recurring expenses for such period that are not capitalized and that are incurred in connection with the expansion of the Guarantor's self-distribution capabilities.

     "DIVIDENDS" shall have the meaning provided in SECTION 8(f).

     "DOMESTIC SUBSIDIARY" shall mean each Subsidiary of the Guarantor that is organized under the laws of the United States, any state or territory thereof, or the District of Columbia.

     "ENVIRONMENTAL CLAIMS" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Guarantor or any of its Subsidiaries (a) in the ordinary course of such Person's business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, "CLAIMS"), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

     "ENVIRONMENTAL LAW" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree


                                                     FORM OF GUARANTY - Page 7
or judgment, relating to the environmental, human health or safety or Hazardous Materials.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Guaranty and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA AFFILIATE" shall mean each person (as defined in Section 3(9) of ERISA) that together with the Guarantor or a Subsidiary would be deemed to be a "single employer" within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as single employer under Section 414 of the Code.

     "EVENT OF DEFAULT" shall have the meaning specified in SECTION 9.

     "FACILITIES LEASE" has the meaning given such term in the introductory paragraph.

     "FACILITY" has the meaning set forth in the Facilities Lease.

     "FOREIGN SUBSIDIARY" shall mean each Subsidiary of the Guarantor that is not a Domestic Subsidiary.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; PROVIDED, HOWEVER, that if there occurs after the date hereof any change in GAAP that affects in any respect the calculation of any covenant contained in SECTION 8, the Lessor and the Guarantor shall negotiate in good faith amendments to the provisions of this Guaranty that relate to the calculation of such covenant with the intent of having the respective positions of the Lessor and the Guarantor after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Guaranty and, until any such amendments have been agreed upon, the covenants in SECTION 8 shall be calculated as if no such change in GAAP has occurred.

     "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GROUND" means the Property (as defined in the Ground Lease).

     "GROUND LEASE" has the meaning given such term in the introductory paragraph.

     "GUARANTEE OBLIGATIONS" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; PROVIDED, HOWEVER, that the term "Guarantee Obligations" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "GUARANTOR COMMON STOCK" shall mean any class of outstanding common stock of the Guarantor as of the Closing Date.


                                                     FORM OF GUARANTY - Page 8

     "GUARANTOR" has the meaning given such term in SECTION 1 hereof.

     "HAZARDOUS MATERIALS" shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

     "HEDGE AGREEMENTS" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements entered into by the Guarantor in order to protect the Guarantor or any of the Restricted Subsidiaries against fluctuations in interest rates or currency exchange rates.

     "INDEMNIFIED PERSON" has the meaning given such term in SECTION 26(a) of this Guaranty.

     "INDEBTEDNESS" of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (e) all Capitalized Lease Obligations of such Person, (f) all obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements and (g) without duplication, all Guarantee Obligations of such Person, PROVIDED that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

     "KKR" shall mean each of Kohlberg Kravis Roberts & Co., L.P. and KKR Associates, L.P.

     "LEASE DOCUMENTS" has the meaning given such term in the introductory paragraph.

     "LESSEE" has the meaning given such term in the introductory paragraph.

     "LIABILITIES" has the meaning given such term in SECTION 1 of this Guaranty.

     "LEVEL I STATUS" shall mean, on any date, the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 6.00:1.00 as of such date.

     "LEVEL II STATUS" shall mean, on any date, the circumstance that Level I Status does not exist and the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 5.50:1.00 as of such date.

     "LEVEL III STATUS" shall mean, on any date, the circumstance that neither Level I Status nor Level II Status exists and the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 5.00:1.00 as of such date.

     "LEVEL IV STATUS" shall mean, on any date, the circumstance that none of Level I Status, Level II Status or Level III Status exists and the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 4.50:1.00 as of such date.

     "LEVEL V STATUS" shall mean, on any date, the circumstance that none of Level I Status, Level II Status, Level III Status or Level IV Status exists and the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or


                                                     FORM OF GUARANTY - Page 9
equal to 4.00:1.00 as of such date.

     "LEVEL VI STATUS" shall mean, on any date, the circumstance that none of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists and the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 3.50:1.00 as of such date.

     "LEVEL VII STATUS" shall mean, on any date, the circumstance that none of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status exists and the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 3.00:1.00 as of such date.

     "LEVEL VIII STATUS" shall mean, on any date, the circumstance that the Consolidated Total Debt to Consolidated EBITDA Ratio is less than 3.00:1.00 as of such date.

     "LIEN" shall mean any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

     "MANAGEMENT GROUP" shall mean, at any time, the Chairman of the Board, the President, the Executive Vice President or Vice President, the Treasurer and the Secretary of the Guarantor at such time.

     "MATERIAL" means a circumstance, standard or event that is deemed "material" by Guarantor in its sole, but reasonable, determination.

     "MATERIAL ADVERSE EFFECT" shall mean a circumstance or condition affecting the business, assets, operations, properties or financial condition of the Guarantor and its Subsidiaries taken as a whole that would materially adversely affect (a) the ability of the Guarantor to perform its obligations under this Guaranty or the Lessee to perform its obligations under any Lease Document or
(b) the rights and remedies of the Lessor under this Guaranty or under any Lease Document, in each case if, but only if, such circumstance or condition has an economic effect (on an after tax basis) which exceeds an amount equal to the greater of (i) fifteen percent (15%) of the consolidated stockholders' equity (determined in accordance with GAAP) of the Guarantor at the time of determination and (ii) $40,000,000.

     "MATERIAL SUBSIDIARY" shall mean, at any date of determination, any Restricted Subsidiary of the Guarantor (a) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 7(a) Financials have been delivered were equal to or greater than 5% of the consolidated total assets of the Guarantor and the Restricted Subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5% of the consolidated gross revenues of the Guarantor and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

     "MINORITY INVESTMENT" shall mean any Person (other than a Subsidiary) in which the Guarantor or any Restricted Subsidiary owns capital stock or other equity interests.

     "MOODY'S" shall mean Moody's Investors Service, Inc. or any successor by merger or consolidation to its business.

     "MORTGAGE" means each Deed of Trust, Security Agreement, Assignment of Rents, and Fixture Filing executed by the Lessor to the trustee named therein, for the benefit of the Agent on behalf of the Banks, substantially in the form of Exhibit "C" attached to the Credit Agreement.

     "MORTGAGED PREMISES" means the property made subject to the Mortgage, which property is subject to the Ground Lease and the Facilities Lease.

     "1997 CREDIT AGREEMENT" means that certain Credit Agreement dated as of June 27, 1997 among Guarantor,


                                                    FORM OF GUARANTY - Page 10

The Chase Manhattan Bank, as Administrative Agent, National Westminster Bank PLC, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent, and the other financial institutions from time to time party thereto, as the same may be amended, amended and restated, renewed, extended or otherwise modified or supplemented from time to time and together with any one or more credit agreements or similar instruments, agreements or documents executed from time to time in respect of any financing arrangements to replace, or which are in substitution for, the financing arrangement evidenced thereby.

     "OPERATING LEASE" means an operating lease determined in accordance with GAAP.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

     "PERMITTED ACQUISITION" shall mean the acquisition, by merger or otherwise, by the Guarantor or any of the Restricted Subsidiaries of assets or capital stock or other equity interests, so long as (a) such acquisition and all transactions related thereto shall be consummated in accordance with applicable law; (b) such acquisition shall, in the case of the acquisition of capital stock or other equity interests by the Guarantor or any Restricted Domestic Subsidiary, result in the issuer of such capital stock or other equity interests becoming a Restricted Domestic Subsidiary and a direct Restricted Domestic Subsidiary in the case of such an acquisition by the Guarantor; (c) after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; and (d) the Guarantor shall be in compliance, on a pro forma basis after giving effect to such acquisition (including any Indebtedness assumed or permitted to exist or incurred pursuant to SECTIONS 8(a)(x) and (xi), respectively, and any related Pro Forma Adjustment), with the covenants set forth in SECTIONS 8(i), (j) and (k), as such covenants are recomputed as at the last day of the most recently ended Test Period under such Sections as if such acquisition had occurred on the first day of such Test Period.

     "PERMITTED INVESTMENTS" shall mean (a) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof; (b) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from another nationally recognized rating service); (c) commercial paper issued by any Bank or any bank holding company owning any Bank; (d) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (e) domestic and Eurodollar certificates of deposit or bankers' acceptances maturing no more than two years after the date of acquisition thereof issued by any Bank or any other bank having combined capital and surplus of not less than $250,000,000 in the case of domestic banks and $100,000,000 (or the dollar equivalent thereof) in the case of foreign banks; (f) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers or recognized national standing; (g) shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types of securities described in clauses (a) through (f) above; and
(h) in the case of investments by any Restricted Foreign Subsidiary, other customarily utilized high-quality investments in the country where such Restricted Foreign Subsidiary is located.

     "PERMITTED LIENS" shall mean (a) Liens for taxes, assessments or governmental charges or claims not yet due or which are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP; (b) Liens in respect of property or assets of the Guarantor or any of its Subsidiaries imposed by law, such as carriers', warehousemen's and mechanic's Liens and other similar Liens arising in the ordinary course of business, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect; (c) Liens arising from judgments or decrees in


                                                    FORM OF GUARANTY - Page 11
circumstances not constituting an Event of Default under SECTION 9(a); (d) Liens incurred or deposits made in connection with worker's compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business; (e) ground leases in respect of real property on which facilities owned or leased by the Guarantor or any of its Subsidiaries are located; (f) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any Material respect with the business of the Guarantor and its Subsidiaries taken as a whole; (g) any interest or title of a lessor or secured by a lessor's interest under any lease permitted by this Guaranty; (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (i) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Guarantor or any of its Subsidiaries, PROVIDED that such Liens secures only the obligations of the Guarantor or such Subsidiaries in respect of such letter of credit to the extent permitted under SECTION 8(a); and (j) leases or subleases granted to others not interfering in any Material respect with the business of the Guarantor and its Subsidiaries, taken as a whole.

     "PERMITTED SALE LEASEBACK" shall mean any Sale Leaseback consummated by the Guarantor or any of the Restricted Subsidiaries after June 27, 1997 with respect to one or more Stores, PROVIDED that such Sale Leaseback is consummated for fair value as determined at the time of consummation in good faith by the Guarantor and, in the case of any Permitted Sale Leaseback (or series of related Permitted Sales Leasebacks) the aggregate proceeds of which exceed $20,000,000, the Board of Directors of the Guarantor (which such determination may take into account any retained interest or other investment of the Guarantor or such Restricted Subsidiary in connection with, and any other Material economic terms of, such Sale Leaseback).

     "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

     "PLAN" shall mean any multiemployer or single-employer plan, as defined in
Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding five plan years maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments of) the Guarantor, a Subsidiary or an ERISA Affiliate.

     "PRO-FORMA ADJUSTMENT" shall mean, for any test period that includes any of the six fiscal quarters first following any Permitted Acquisition, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business, the pro forma increase or decrease in such Acquired EBITDA projected by the Guarantor in good faith as a result of reasonably identifiable and supportable net cost savings or additional net costs, as the case may be, realizable during such period by combining the operations of such Acquired Entity or Business with the operations of the Guarantor and its Subsidiaries, PROVIDED that so long as such net cost savings or additional net costs will be realizable at any time during such period, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA, that such net cost savings or additional net costs will be realizable during the entire such period, PROVIDED FURTHER that any such pro forma increase or decrease to such Acquired EBITDA shall be without duplication for net cost savings or additional net costs actually realized during such period and already included in such Acquired EBITDA.

     "PRO FORMA ADJUSTMENT CERTIFICATE" shall mean any certificate of an Authorized Officer of the Guarantor delivered pursuant to SECTION 7(a)(viii) or setting forth the information described in CLAUSE (4) to SECTION 7(a)(iv).

     "PUTABLE SHARES" has the meaning set forth in the 1997 Credit Agreement. "PUTABLE SHARE RESERVE FUND" shall mean the amount required for the
Guarantor to repurchase the Putable Shares following the Closing Date.

     "REPLACEMENT CREDIT AGREEMENT" means, a credit agreement or financing arrangement that amends, amends and restates, modifies, supplements, or replaces, or which is in substitution for, the financing arrangement evidenced


                                                    FORM OF GUARANTY - Page 12
by the 1997 Credit Agreement.

     "REPORTABLE EVENT" shall mean an event described in Section 4043 of ERISA and the regulations thereof.

     "REQUIREMENT OF LAW" shall mean, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

     "RESTRICTED DOMESTIC SUBSIDIARY" shall mean each Restricted Subsidiary that is also a Domestic Subsidiary.

     "RESTRICTED FOREIGN SUBSIDIARY" shall mean any Foreign Subsidiary that is also a Restricted Subsidiary.

     "RESTRICTED SUBSIDIARY" shall mean any Subsidiary of the Guarantor other than an Unrestricted Subsidiary.

     "SALE LEASEBACK" shall mean any transaction or series of related transactions pursuant to which the Guarantor or any of the Restricted Subsidiaries sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

     "S&P" shall mean Standard & Poor's Ratings Service or any successor by merger or consolidation to its business.

     "SEC" shall mean the Securities and Exchange Commission or any successor thereof.

     "SECTION 7(a) FINANCIALS" shall mean the financial statements delivered, or required to be delivered, pursuant to SECTION 7(a)(i) or (ii) together with the accompanying officer's certificate delivered, or required to be delivered, pursuant to SECTION 7(a)(v).

     "SOLD ENTITY OR BUSINESS" shall have the meaning provided in the definition of the term "Consolidated EBITDA."

     "SPECIFIED SUBSIDIARY" shall mean, at any date of determination, (a) any Material Subsidiary or (b) any Unrestricted Subsidiary (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 7(a) Financials have been delivered were equal to or greater than 15% of the consolidated total assets of the Guarantor and its Subsidiaries at such date or (ii) whose gross revenues for such Test Period were equal to or greater than 15% of the consolidated gross revenues of the Guarantor and its Subsidiaries for such period, in each case determined in accordance with GAAP.

     "STATUS" shall mean, as to the Guarantor as of any date, the existence of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status, Level VII Status or Level VIII Status, as the case may be, on such date. Changes in Status resulting from changes in the Consolidated Total Debt to Consolidated EBITDA Ratio shall become effective (the date of such effectiveness, the "EFFECTIVE DATE") as of the first day following the last day of the most recent fiscal year or period for which (a) Section 7(a) Financials are delivered to the Lessor under SECTION 7(a) and (b) an officer's certificate is delivered by the Guarantor to the Lessor setting forth, with respect to such
Section 7(a) Financials, the then-applicable Status, and shall remain in effect until the next change to be effective pursuant to this definition, PROVIDED that
(i) if the Guarantor shall have made any payments in respect of interest or commitment fees during the period (the "INTERIM PERIOD") from and including the Effective Date to but excluding the date any change in Status is determined as provided above, then the amount of the next such payment due on or after such day shall be increased or decreased by an amount equal to any underpayment or overpayment so made by the Guarantor during such Interim Period and (ii) each determination of the Consolidated Total Debt to Consolidated EBITDA Ratio pursuant to this definition shall be made with respect to the Test Period ending at the end of the fiscal period covered


                                                    FORM OF GUARANTY - Page 13
by the relevant financial statements.

     "STORES" shall mean any facility operated by the Guarantor or any of its Subsidiaries as a grocery store or drug store, or part of such facility (including, without limitation, related office buildings, parking lots or other related real property), now or hereafter owned by the Guarantor or any of its Subsidiaries, in each case including, without limitation, the land on which such facility is located, all buildings and other improvements thereon, all fixtures, furniture, equipment and other tangible personal property located in or used in connection with such facility (other than motor vehicles) related to the ownership, lease or operation of such facility, all whether now existing or hereafter acquired.

     "SUBORDINATED NOTE INDENTURE" shall mean the Indenture dated as of June 27, 1997, as the same may be amended, supplemented or otherwise modified from time to time, between the Guarantor and Marine Midland Bank, as trustee, pursuant to which the Subordinated Notes were issued.

     "SUBORDINATED NOTES" shall mean the $150,000,000 aggregate principal amount of Senior Subordinated Notes due 2007 of the Guarantor issued on or about June 27, 1997 pursuant to the Subordinated Note Indenture.

     "SUBSIDIARY" of any Person shall mean and include (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Guarantor.

     "SUBSIDIARY GUARANTY" shall mean each guaranty made by each Subsidiary Guarantor substantially in the form of the Subsidiary Guaranty dated concurrently herewith executed by Randall's Properties, Inc., a Delaware corporation, in favor of the Lessor, as the same may be amended, supplemented or otherwise modified from time to time.

     "SUBSIDIARY RESIDUAL GUARANTY" shall mean each guaranty made by each Subsidiary Guarantor substantially in the form of the Subsidiary Residual Guaranty dated concurrently herewith executed by Randall's Properties, Inc., a Delaware corporation, in favor of the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

     "SUBSIDIARY GUARANTOR" shall mean each Domestic Subsidiary of the Guarantor that is a Restricted Subsidiary or is or becomes a party to a Subsidiary Guaranty or Subsidiary Residual Guaranty.

     "TEST PERIOD" shall mean, for any determination under this Guaranty, the four consecutive fiscal quarters of the Guarantor then last ended.

     "TRANSACTION EXPENSES" shall mean any fees or expenses incurred or paid by the Guarantor or any of its Subsidiaries in connection with the Recapitalization (as defined in the 1997 Credit Agreement), the financing therefor and the other transactions contemplated hereby and thereby (including the Make-Whole Premium (as defined in the 1997 Credit Agreement)).
     "UNFUNDED CURRENT LIABILITY" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 87 as in effect on the date hereof, based upon the actuarial assumptions that would be used by the Plan's actuary in a termination of the Plan, exceeds the fair market value of the assets allocable thereto.

     "UNRESTRICTED SUBSIDIARY" shall mean (a) any Subsidiary of the Guarantor that is formed or acquired after June 27, 1997, PROVIDED that at such time (or promptly thereafter) the Guarantor designates such Subsidiary an


                                                    FORM OF GUARANTY - Page 14

Unrestricted Subsidiary in a written notice to the Lessor, (b) any Restricted Subsidiary on June 27, 1997 subsequently re-designated as an Unrestricted Subsidiary by the Guarantor in a written notice to the Lessor, PROVIDED that such re-designation shall be deemed to be an investment on the date of such re-designation in an Unrestricted Subsidiary in an amount equal to the sum of
(i) the net worth of such re-designated Restricted Subsidiary immediately prior to such re-designation (such net worth to be calculated without regard to any Subsidiary Guaranty or Subsidiary Residual Guaranty provided by such re-designated Restricted Subsidiary) and (ii) the aggregate principal amount of any Indebtedness owed by such re-designated Restricted Subsidiary to the Guarantor or any other Restricted Subsidiary immediately prior to such re-designation, all calculated, except as set forth in the parenthetical to clause (i), on a consolidated basis in accordance with GAAP, and (c) each Subsidiary of an Unrestricted Subsidiary; PROVIDED, HOWEVER, that (i) at the time of any written re-designation by the Guarantor to the Lessor of any Unrestricted Subsidiary as a Restricted Subsidiary, the Unrestricted Subsidiary so re-designated shall no longer constitute an Unrestricted Subsidiary, (ii) no Unrestricted Subsidiary may be re-designated as a Restricted Subsidiary if a Default or Event of Default would result from such re-designation and (iii) no Restricted Subsidiary may be re-designated as an Unrestricted Subsidiary if a Default or Event of Default would result from such re-designation. On or promptly after the date of its formation, acquisition or re-designation, as applicable, each Unrestricted Subsidiary (other than an Unrestricted Subsidiary that is a Foreign Subsidiary) shall have entered into a tax sharing agreement containing terms that, in the reasonable judgment of the Lessor, provide for an appropriate allocation of tax liabilities and benefits.

     "VOTING STOCK" shall mean, with respect to any Person, shares of such Person's capital stock having the right to vote for the election of directors of such Person under ordinary circumstances.

     6    REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF GUARANTOR.  The
Guarantor represents and warrants to you that:

          (a) CORPORATE STATUS. The Guarantor and each Material Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

          (b) CORPORATE POWER AND AUTHORITY. The Guarantor has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Guaranty and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guaranty. The Guarantor has duly executed and delivered this Guaranty and this Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and subject to general principles of equity.

          (c) NO VIOLATION. Neither the execution, delivery and performance by the Guarantor of this Guaranty nor compliance with the terms and provisions hereof nor the consummation of the transactions contemplated herein will (a) contravene any applicable provision of any Material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Guarantor or any of the Restricted Subsidiaries pursuant to, the terms of any Material indenture (including the Senior Note Indenture), loan agreement, lease agreement, mortgage, deed of trust, agreement or other Material instrument to which the Guarantor or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or (c) violate any provision of the certificate of incorporation or By-Laws of the Guarantor or any of the Restricted Subsidiaries.

          (d) LITIGATION. Except as set forth in the Guarantor's audited financial statements for the fiscal year ended June 28, 1997, there are no actions, suits or proceedings (including, without limitation, Environmental Claims) pending or, to the knowledge of the Guarantor, threatened with respect to the Guarantor or any of its

                                                    FORM OF GUARANTY - Page 15

Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

          (e) GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize or is required in connection with (a) the execution, delivery and performance of any Credit Document or (b) the legality, validity, binding effect or enforceability of this Guaranty, except any of the foregoing the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.

          (f) INVESTMENT COMPANY ACT. The Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (g)  TRUE AND COMPLETE DISCLOSURE.

               (i) All factual information and data (taken as a whole) heretofore or contemporaneously furnished by the Guarantor, any of its Subsidiaries or any of their respective authorized representatives in writing to the Lessor on or before the Closing Date for purposes of or in connection with this Guaranty or any transaction contemplated herein was true and complete in all Material respects on the date as of which such information or data is dated or certified and was not incomplete by omitting to state any Material fact necessary to make such information and data (taken as a whole) not misleading at such time in light of the circumstances under which such information or data was furnished, it being understood and agreed that for purposes of this Section, such factual information and data shall not include projections and pro forma financial information.

               (ii) The projections and pro formal financial information contained in the information and data referred to in paragraph (i) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lessor that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

          (h) FINANCIAL CONDITION; FINANCIAL STATEMENTS. (i) The consolidated balance sheet of the Guarantor and its Subsidiaries at June 28, 1997, and the related consolidated statements of operations, redeemable stock and stockholders' equity and cash flows for the fiscal year ended as of such date, which statements have been audited by Deloitte & Touche LLP, independent certified public accountants, who delivered an unqualified opinion with respect thereto, and (ii) the unaudited consolidated balance sheet of the Guarantor and its Subsidiaries at April 5, 1998, and the related consolidated statements of operations, redeemable stock and stockholders' equity and cash flows for the respective fiscal quarters and portions of the fiscal year ended as of such dates, in each case present fairly in all Material respects the consolidated financial position of the Guarantor and its Subsidiaries at the respective dates of said statements and the results of operations for the respective periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and, in the case of said financial statements referred to in clause (ii), subject to normal year-end audit adjustments. No event has occurred since June 28, 1997 which has resulted in a Material Adverse Effect.

          (i) TAX RETURNS AND PAYMENTS. Each of the Guarantor and its Subsidiaries has filed all federal income tax returns and all other Material tax returns, domestic and foreign, required to be filed by it and has paid all Material taxes and assessments payable by it that have become due, other than those not yet delinquent or contested in good faith. The Guarantor and each of its Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of the Guarantor) in accordance with GAAP for the payment of, all Material federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the Closing Date.

          (j) COMPLIANCE WITH ERISA. Each Plan is in compliance with ERISA, the Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization), and no


                                                    FORM OF GUARANTY - Page 16
written notice of any such insolvency or reorganization has been given to the Guarantor, any Subsidiary or any ERISA Affiliate; no Plan (other than a multiemployer plan) has an accumulated or waived funding deficiency (or is reasonably likely to have such a deficiency); neither the Guarantor nor any Subsidiary nor any ERISA Affiliate has incurred (or is reasonably likely expected to incur) any liability to or on account of a Plan pursuant to
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of
ERISA or Section 4971 or 4975 of the Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to the Guarantor, any Subsidiary or any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of the Guarantor or any Subsidiary or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Guarantor, any Subsidiary or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of the Guarantor, any Subsidiary or any ERISA Affiliate on account of any Plan, EXCEPT to the extent that a breach of any of the foregoing representations, warranties or agreements in this Section would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect or relates to any matter disclosed in the financial statements of the Guarantor contained in the Confidential Information Memorandum. No Plan (other than a multiemployer plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section, be reasonably likely to have a Material Adverse Effect. With respect to Plans that are multiemployer plans (as defined in Section 3(37) of ERISA), the representations and warranties in this Section, other than any made with respect to (a) liability under Section 4201 or 4204 of ERISA or (b) liability for termination or reorganization of such Plans under ERISA, are made to the best knowledge of the Guarantor.

          (k) SUBSIDIARIES. SCHEDULE 6(k) lists each Subsidiary of the Guarantor (and the direct and indirect ownership interest of the Guarantor therein), in each case existing on the Closing Date. To the knowledge of the Guarantor, each Material Subsidiary as of the Closing Date has been so designated on SCHEDULE 6(k).

          (l) PATENTS, ETC. The Guarantor and each of the Restricted Subsidiaries have obtained all patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights could not reasonably be expected to have a Material Adverse Effect.

          (m)  ENVIRONMENTAL LAWS.

               (i) Other than instances of noncompliance that could not reasonably be expected to have a Material Adverse Effect: (1) the Guarantor and each of its Subsidiaries are in compliance with all Environmental Laws in all jurisdictions in which the Guarantor and each of its Subsidiaries are currently doing business (including, without limitation, having obtained all Material permits required under Environmental Laws) and (2) the Guarantor will comply and cause each of its Subsidiaries to comply with all of such Environmental Laws (including, without limitation, all permits required under Environmental Laws).

               (ii) Neither the Guarantor nor any of its Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly owned Real Estate (as defined in SECTION 7(a)(vi)) or facility relating to its business in a manner that could reasonably be expected to have a Material Adverse Effect.

               (iii) PROPERTIES. The Guarantor and each of the Restricted Subsidiaries have good title to or leasehold interest in all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Guaranty) and except where the failure to have such good title could not reasonably be expected to have a Material Adverse Effect.

     70   AFFIRMATIVE COVENANTS.  So long as any Lease Document remains in effect:


                                                    FORM OF GUARANTY - Page 17

          (a)  INFORMATION COVENANTS.  The Guarantor will furnish to the Lessor:

               (i) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC, the consolidated balance sheet or (1) the Guarantor and the Restricted Subsidiaries and (2) the Guarantor and its Subsidiaries, in each case as at the end of such fiscal year and the related consolidated statement of operations, redeemable stock and stockholders' equity cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year, and certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Guarantor or any of the Material Subsidiaries as a going concern, together in any event with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Guarantor and the Material Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default relating to SECTIONS 8(i), (j) and (k) that has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

               (ii) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC with respect to each of the first three quarterly accounting periods in each fiscal year of the Guarantor, the consolidated balance sheet or (1) the Guarantor and the Restricted Subsidiaries and (2) the Guarantor and its Subsidiaries, in each case as at the end of such quarterly period and the related consolidated statement of operations, redeemable stock and stockholders' equity income for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, all of which shall be certified by an Authorized Officer of the Guarantor, subject to changes resulting from audit and normal year-end audit adjustments.

               (iii) BUDGETS. Within 60 days after the commencement of each fiscal year of the Guarantor, budgets of the Guarantor in reasonable detail for the fiscal year as customarily prepared by management of the Guarantor for its internal use, setting forth the principal assumptions upon which such budgets are based.

               (iv) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in SECTIONS 7(i) and (ii), a certificate of an Authorized Officer of the Guarantor to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (1) the calculations required to establish whether the Guarantor and its Subsidiaries were in compliance with the provisions of SECTIONS 8(i), (j) and (k) as at the end of such fiscal year or period, as the case may be, (2) a specification of any change in the identity of the Restricted Subsidiaries, Unrestricted Subsidiaries, Acquisition Subsidiaries and Foreign Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries, Unrestricted Subsidiaries, Acquisition Subsidiaries, and Foreign Subsidiaries, respectively, provided to the Lessor on the Closing Date or the most recent fiscal year or period, as the case may be, (3) the then applicable Status and (4) the amount of any Pro Forma Adjustment not previously set forth in a Pro Formal Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefor; and at the time of the delivery of the financial statements provided for in SECTION 7(a)(i), a certificate of an Authorized Officer of the Guarantor setting forth in reasonable detail the Available Amount as at the end of the fiscal year to which such financial statements relate.

               (v) NOTICE OF DEFAULT OR LITIGATION. Promptly after an Authorized Officer of the Guarantor or any of its Subsidiaries obtains knowledge thereof, notice of (1) the occurrence of any event that

                                                     FORM OF GUARANTY - Page 18
     constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Guarantor proposes to take with respect thereto, and (2) any litigation or governmental proceeding pending against the Guarantor or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

               (vi) ENVIRONMENTAL MATTERS. The Guarantor will promptly advise the Lessor in writing after obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect:

                     (1) Any pending or threatened Environmental Claim against the Guarantor or any of its Subsidiaries or any Real Estate (as defined below);

                     (2) Any condition or occurrence on any Real Estate that (x) results in noncompliance by the Guarantor or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against the Guarantor or any of its Subsidiaries or any Real Estate;

                     (3) Any condition or occurrence on any Real Estate that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability or such Real Estate under any Environmental Law; and

                     (4) The taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Estate.

     All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Guarantor's response thereto. The term "REAL ESTATE" shall mean land, buildings and improvements owned or leased by the Guarantor or any of its Subsidiaries, but excluding all operating fixtures and equipment, whether or not incorporated into improvements.

               (vii) OTHER INFORMATION. Promptly upon filing thereof, copies of any filings on Form 10-K, 10-Q or 8-K or registration statements with, and reports to, the SEC by the Guarantor or any of its Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Lessor), exhibits to any registration statement and any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports that the Guarantor or any of its Subsidiaries shall send to the holders of any publicly issued debt of the Guarantor and/or any of its Subsidiaries (including the Subordinated Notes) in their capacity as such holders (in each case to the extent not theretofore delivered to the Lessor pursuant to this Guaranty) and, with reasonable promptness, such other information (financial or otherwise) as the Lessor may reasonably request in writing from time to time.

               (viii) PRO FORMA ADJUSTMENT CERTIFICATE. Not later than the consummation of the acquisition of any Acquired Entity or Business by the Guarantor or any Restricted Subsidiary for which there shall be a Pro Forma Adjustment, a certificate of an Authorized Officer of the Guarantor setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor.

          (b) BOOKS, RECORDS AND INSPECTIONS. The Guarantor will, and will cause each of the Specified Subsidiaries to, permit officers and designated representatives of the Lessor to visit and inspect any of the properties or assets of the Guarantor and any such Specified Subsidiary in whomsoever's possession to the extent that it is within the Guarantor's or such Specified Subsidiary's control to permit such inspection, and to examine the books of account of the Guarantor and any such Specified Subsidiary and discuss the affairs, finances and accounts of the Guarantor and of any such Specified Subsidiary with, and be advised as to the same by, its and their officers and independent

                                                     FORM OF GUARANTY - Page 19
accountants, all at such reasonable times and intervals and to such reasonable extent as the Lessor may desire.

          (c) MAINTENANCE OF INSURANCE. The Guarantor will, and will cause each of the Material Subsidiaries to, at all times maintain in full force and effect, with insurance companies that the Guarantor believes (in the good faith judgment of the management of the Guarantor) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in the same or a similar business; and will furnish to the Lessor, upon written request from the Lessor, information presented in reasonable detail as to the insurance so carried.

          (d)  PAYMENT OF TAXES.   The Guarantor will pay and discharge, and
will cause each of its Subsidiaries to pay and discharge, all Material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which Material penalties attach thereto, and all lawful Material claims that, if unpaid, could reasonably be expected to become a Material Lien upon any properties of the Guarantor or any of the Restricted Subsidiaries, PROVIDED that neither the Guarantor nor any of its Subsidiaries shall be required to pay any such tax, assessments, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Guarantor) with respect thereto in accordance with GAAP.

          (e) CONSOLIDATED CORPORATE FRANCHISES. The Guarantor will do, and will cause each Material Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; PROVIDED, HOWEVER, that the Guarantor and its Subsidiaries may consummate any transaction permitted under SECTIONS 8(c) or (d).

          (f) COMPLIANCE WITH STATUTES, OBLIGATIONS, ETC. The Guarantor will, and will cause each Subsidiary to, comply with all applicable laws, rules, regulations and orders, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (g) ERISA. Promptly after the Guarantor or any Subsidiary or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, the Guarantor will deliver to the Lessor a certificate of an Authorized Officer or any other senior officer of the Guarantor setting forth details as to such occurrence and the action, if any, that the Guarantor, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Guarantor, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant's benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan having an Unfunded Current Liability has been or is to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA (including the giving of written notice thereof); that a Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against the Guarantor, a Subsidiary or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the PBGC has notified the Guarantor, any Subsidiary or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan; that the Guarantor, any Subsidiary or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Plan; or that the Guarantor, any Subsidiary or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code.

                                                     FORM OF GUARANTY - Page 20

          (h) GOOD REPAIR. The Guarantor will, and will cause each of the Restricted Subsidiaries to, ensure that its properties and equipment used or useful in its business in whomsoever's possession they may be to the extent that it is within the Guarantor's or such Restricted Subsidiary's control to cause same, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses and consistent with third party leases, except in each case to the extent the failure to do so could not be reasonably expected to have a Material Adverse Effect.

          (i) TRANSACTIONS WITH AFFILIATES. The Guarantor will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates on terms that are substantially as favorable to the Guarantor or such Restricted Subsidiary as it would obtain in a comparable arm's-length transaction with a Person that is not an Affiliate, PROVIDED that the foregoing restrictions shall not apply to (i) the payment of customary annual fees to KKR and its Affiliates for management, consulting and financial services rendered to the Guarantor and its Subsidiaries, and investment banking fees paid to KKR and its Affiliates for services rendered to the Guarantor and its Subsidiaries in connection with divestitures, acquisitions, financings and other transactions, (ii) customary fees paid to members of the Board of Directors of the Guarantor and its Subsidiaries and
(iii) transactions permitted by SECTION 8(f).

          (j) END OF FISCAL YEARS; FISCAL QUARTERS. The Guarantor will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on the last Saturday in June of each year and (i) each of its, and each of its Subsidiaries', fiscal quarters to end on dates consistent with such fiscal year-end and the Guarantor's past practice; PROVIDED, HOWEVER, that the Guarantor may, upon written notice to the Lessor, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Lessor, in which case the Guarantor and the Lessor will make any adjustments to this Guaranty that are necessary in order to reflect such change in financial reporting.

          (k)  ADDITIONAL GUARANTOR SUBSIDIARIES.  The Guarantor will cause
(i) any direct or indirect Domestic Subsidiary (other than any Unrestricted Subsidiary or Acquisition Subsidiary) formed or otherwise purchased or acquired after the date hereof and (b) any Subsidiary (other than any Unrestricted Subsidiary or Acquisition Subsidiary) that is not a Domestic Subsidiary on the date hereof but subsequently becomes a Domestic Subsidiary (other than any Unrestricted Subsidiary or Acquisition Subsidiary), in each case to become a Subsidiary Guarantor and to execute and deliver to the Agent a Subsidiary Guaranty and a Subsidiary Residual Guaranty.

          (l) CHANGES IN BUSINESS. The Guarantor and its Subsidiaries taken as a whole will not fundamentally and substantively alter the character of their business taken as a whole from the business conducted by the Guarantor and its Subsidiaries taken as a whole on the date hereof and other business activities incidental or related to any of the foregoing.

     80   NEGATIVE COVENANTS.  So long as any Lease Document remains in effect:

          (a) LIMITATION ON INDEBTEDNESS. The Guarantor will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

               (i) Indebtedness arising under the Credit Documents (as defined in the 1997 Credit Agreement), as presently in effect or as may be hereafter required under the present terms of the 1997 Credit Agreement;

               (ii) Indebtedness of (1) the Guarantor to any Subsidiary of the Guarantor and (2) Indebtedness of any Restricted Subsidiary to the Guarantor or any other Subsidiary of the Guarantor;

               (iii) Indebtedness in respect of any bankers' acceptance, letter of credit, warehouse

                                                     FORM OF GUARANTY - Page 21
     receipt or similar facilities entered into in the ordinary course of business;

               (iv) except as provided in CLAUSES (x) and (xi) below, Guarantee Obligations incurred by (1) Restricted Subsidiaries in respect of Indebtedness of the Guarantor or other Restricted Subsidiaries that is permitted to be incurred under this Guaranty and (2) the Guarantor in respect of Indebtedness of the Restricted Subsidiaries that is permitted to be incurred under this Guaranty;

               (v) Guarantee Obligations incurred in the ordinary course of business in respect of obligations of suppliers, customers, franchisees, lessors and licensees;

               (vi) (1) Indebtedness (including Indebtedness arising under Capital Leases) incurred within 270 days of the acquisition, construction or improvement of fixed or capital assets to finance the acquisition, construction or improvement of such fixed or capital assets or otherwise incurred in respect of Capital Expenditures permitted by SECTION 8(l), (2) Indebtedness arising under Capital Leases entered into in connection with Permitted Sale Leasebacks and (3) Indebtedness arising under Capital Leases, other than Capital Leases in effect on the date hereof and Capital Leases entered into pursuant to SUBCLAUSES (1) and (2) above, PROVIDED that the aggregate amount of Indebtedness incurred pursuant to this SUBCLAUSE
     (3) shall not exceed $100,000,000 at any time outstanding, and (4) any refinancing, refunding, renewal or extension of any Indebtedness specified in SUBCLAUSES (1), (2) or (3) above, PROVIDED that the principal amount thereof is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension;

               (vii) Indebtedness outstanding on the date hereof and listed on
     SCHEDULE 8(a) and any refinancing, refunding, renewal or extension thereof, PROVIDED that (1) the principal amount thereof is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension, except to the extent otherwise permitted hereunder, and (2) the direct and contingent obligors with respect to such Indebtedness are not changed;

               (viii) Indebtedness in respect of Hedge Agreements;

               (ix)  Indebtedness in respect of the Subordinated Notes;

               (x) (1) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Restricted Subsidiary (including a Restricted Subsidiary that is also an Acquisition Subsidiary) or Indebtedness attaching to assets that are acquired by the Guarantor or any Restricted Subsidiary (including any Acquisition Subsidiary), in each case after June 27, 1997 as the result of a Permitted Acquisition, PROVIDED that (w) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof, (x) such Indebtedness is not guaranteed in any respect by the Guarantor or any Restricted Subsidiary (other than any such person that so becomes a Restricted Subsidiary), (y)
     (A) such Person executes a Subsidiary Guaranty and a Subsidiary Residual Guaranty to the extent required under SECTION 7(k) and (B) if any such Indebtedness is secured, the Liabilities are equally and ratably secured in a manner reasonably acceptable to the Agent, PROVIDED that the requirements of this SUBCLAUSE (y) shall not apply to an aggregate amount at any time outstanding of up to (and including) $75,000,000 of the aggregate of (1) such Indebtedness and (2) all Indebtedness as to which the proviso to CLAUSE (xi)(1)(y) below then applies and (z) the aggregate amount of such Indebtedness and all Indebtedness incurred under CLAUSE (xi) below, when taken together, does not exceed $200,000,000 in the aggregate at any time outstanding, PROVIDED that, when calculating the outstanding amount of Indebtedness for purposes of this SUBCLAUSE (z), Indebtedness of any Acquisition Subsidiary, Indebtedness attaching to assets of any Acquisition Subsidiary and Indebtedness attaching to assets acquired by any Acquisition Subsidiary shall be excluded, and (2) any refinancing, refunding, renewal or extension of any Indebtedness specified in SUBCLAUSE (1) above, PROVIDED that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount

                                                     FORM OF GUARANTY - Page 22
     thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed;

               (xi) (1) Indebtedness of the Guarantor or any Restricted Subsidiary (including any Acquisition Subsidiary) incurred to finance a Permitted Acquisition, PROVIDED that (x) such Indebtedness is not guaranteed in any respect by any Restricted Subsidiary (other than any Person acquired (the "ACQUIRED PERSON") as a result of such Permitted Acquisition or the Restricted Subsidiary so incurring such Indebtedness) or, in the case of Indebtedness of any Restricted Subsidiary, by the Guarantor, (y) (A) such Person executes a Subsidiary Guaranty and a Subsidiary Residual Guaranty to the extent required under SECTION 7(k) and
     (B) if a guarantee by such acquired Person of any such Indebtedness is secured by assets of such acquired Person, the Liabilities are equally and ratably secured in a manner reasonably acceptable to the Agent, PROVIDED that the requirements of this SUBCLAUSE (y) shall not apply to an aggregate amount at any time outstanding of up to (and including) $75,000,000 of the aggregate of (1) such Indebtedness and (2) all Indebtedness as to which the proviso to CLAUSE (x)(1)(y) above then applies and (z) the aggregate amount of such Indebtedness and all Indebtedness assumed or permitted to exist under CLAUSE (x) above, when taken together, does not exceed $200,000,000 in the aggregate at any time outstanding, PROVIDED that, when calculating the outstanding amount of Indebtedness for purposes of this SUBCLAUSE (z), Indebtedness of any Acquisition Subsidiary shall be excluded, and (2) any refinancing, refunding, renewal or extension of any Indebtedness specified in SUBCLAUSE (1) above, PROVIDED that (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed, except to the extent otherwise permitted hereunder;

               (xii) Indebtedness of Restricted Foreign Subsidiaries in an aggregate amount at any time outstanding not to exceed (i) $20,000,000 MINUS (ii) the amount equal to (x) the aggregate amount of Indebtedness incurred and outstanding at such time pursuant to CLAUSE (xiv) below MINUS
     (y) $200,000,000;

               (xiii) (1) Indebtedness incurred in connection with any Permitted Sale Leaseback and (2) any refinancing, refunding, renewal or extension of any Indebtedness specified in SUBCLAUSE (1) above, PROVIDED that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed; and

               (xiv) (1) additional Indebtedness, PROVIDED that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this CLAUSE (xiv) shall not at any time exceed the sum of (x) $200,000,000 and
     (y) the amount equal to (A) $20,000,000 MINUS (B) the aggregate amount of Indebtedness then outstanding under CLAUSE (xii) above, and (2) any refinancing, refunding, renewal or extension of any Indebtedness specified in SUBCLAUSE (1) above.

          (b) LIMITATION ON LIENS. The Guarantor will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Guarantor or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

               (i) Liens arising under the Credit Documents (as defined in the 1997 Credit Agreement), as presently in effect or as may be hereafter required under the present terms of the 1997 Credit Agreement;

               (ii)  Permitted Liens;

               (iii) Liens securing Indebtedness permitted pursuant to SECTION 8(a)(vi), PROVIDED that

                                                     FORM OF GUARANTY - Page 23
     such Liens attach at all times only to the assets so financed;

               (iv)  Liens existing on the date hereof;

               (v) Liens existing on the assets of any Person that becomes a Restricted Subsidiary, or existing on assets acquired, pursuant to a Permitted Acquisition to the extent the Liens on such assets secure Indebtedness permitted by Section 8(a)(x), PROVIDED that such Liens attach at all times only to the same assets that such Liens attached to, and secure only the same Indebtedness that such Liens secured, immediately prior to such Permitted Acquisition;

               (vi) (1) Liens placed upon the capital stock of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness of the Guarantor or any other Restricted Subsidiary incurred pursuant to SECTION 8(a)(xi) in connection with such Permitted Acquisition,
     (2) Liens placed upon the assets of such Restricted Subsidiary to secure a guarantee by such Restricted Subsidiary of any such Indebtedness of the Guarantor or any other Restricted Subsidiary and (3) Liens placed upon the capital stock or assets of any Acquisition Subsidiary to secure Indebtedness of such Acquisition Subsidiary incurred pursuant to SECTION 8(a)(xi) in connection with any Permitted Acquisition;

               (vii) the replacement, extension or renewal of any Lien permitted by clauses (i) through (vi) above upon or in the same assets theretofore subject to such Lien or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby;

               (viii) additional Liens so long as the aggregate principal amount of the obligations so secured does not exceed $25,000,000 at any time outstanding; and

               (ix) Liens provided for in the Lease Documents to the extent the transaction to which the Lease Documents relate is deemed to be a mortgage.

          (c) LIMITATION ON FUNDAMENTAL CHANGES. Except as expressly permitted by SECTIONS 8(d) or (e), the Guarantor will not, and will not permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:

               (i) any Subsidiary of the Guarantor or any other Person may be merged or consolidated with or into the Guarantor, PROVIDED that (1) the Guarantor shall be the continuing or surviving corporation or the Person formed by or surviving any such merger or consolidation (if other that the Guarantor) shall be a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Guarantor or such Person, as the case may be, being herein referred to as the "SUCCESSOR GUARANTOR"), (2) the Successor Guarantor (if other than the Guarantor) shall expressly assume all the obligations of the Guarantor under this Guaranty pursuant to a supplement hereto in form reasonably satisfactory to the Lessor, (3) no Default or Event of Default would result from the consummation of such merger or consolidation, (4) the Successor Guarantor shall be in compliance, on a pro forma basis after giving effect to such merger or consolidation, with the covenants set forth in SECTIONS 8(i), (j) and (k), as such covenants are recomputed as at the last day of the most recently ended Test Period under such Sections as if such merger or consolidation had occurred on the first day of such Test Period, (5) each Subsidiary Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed, in a manner reasonably acceptable to the Agent, that its Subsidiary Guaranty and Subsidiary Residual Guaranty shall continue to apply to the Liabilities and
     (6) the Guarantor shall have delivered to the Lessor an officer's certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Guaranty, PROVIDED FURTHER that if the foregoing are satisfied, the Successor Guarantor (if other than the Guarantor) will succeed to, and be substituted for, the Guarantor under this Guaranty;

                                                     FORM OF GUARANTY - Page 24

               (ii) any Subsidiary of the Guarantor or any other Person may be merged or consolidated with or into any one or more Subsidiaries of the Guarantor, PROVIDED that (1) in the case of any merger or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving corporation or (B) the Guarantor shall take all steps necessary to cause the Person formed by or surviving any such merger or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (2) in the case of any merger or consolidation involving one or more Guarantor Subsidiaries, a Subsidiary Guarantor shall be the continuing or surviving corporation or the Person formed by or surviving any such merger or consolidation (if other than a Subsidiary Guarantor) shall become a Subsidiary Guarantor and to execute and deliver to the Agent a Subsidiary Guaranty and a Subsidiary Residual Guaranty, (3) no Default or Event of Default would result from the consummation of such merger or consolidation, (4) the Guarantor shall be in compliance, on a pro forma basis after giving effect to such merger or consolidation, with the covenants set forth in SECTIONS 8(i), (j) and (k), as such covenants are recomputed as at the last day of the most recently ended Test Period under such Sections as if such merger or consolidation had occurred on the first day of such Test Period, and (5) the Guarantor shall have delivered to the Lessor an Officers' Certificate stating that such merger or consolidation complies with this Guaranty;

               (iii) any Restricted Subsidiary that is not a Subsidiary Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Guarantor, a Subsidiary Guarantor or any other Restricted Subsidiary of the Guarantor; and

               (iv) any Subsidiary Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Guarantor or any other Subsidiary Guarantor.

          (d) LIMITATION ON SALE OF ASSETS. The Guarantor will not, and will not permit any of the Restricted Subsidiaries to, (1) convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired (other than any such sale, transfer, assignment or other disposition resulting from any casualty or condemnation, of any assets of the Guarantor or the Restricted Subsidiaries or (2) sell any shares owned by it of any Restricted Subsidiary's capital stock to any Person other than the Guarantor, a Subsidiary Guarantor or a Restricted Foreign Subsidiary, except that:

               (i) the Guarantor and the Restricted Subsidiaries may sell, transfer or otherwise dispose of used or surplus equipment, vehicles, inventory and other assets in the ordinary course of business;

               (ii) the Guarantor and the Restricted Subsidiaries may sell, transfer or otherwise dispose of other assets for fair value, PROVIDED that
     (1) the aggregate amount of such sales, transfers and disposals by the Guarantor and the Restricted Subsidiaries taken as a whole pursuant to this CLAUSE (ii) shall not exceed in the aggregate $175,000,000 from and after June 27, 1997, (2) any consideration in excess of $5,000,000 received by the Guarantor or any Subsidiary Guarantor in connection with such sales, transfers and other dispositions of assets pursuant to this CLAUSE (ii) that is in the form of Indebtedness shall be pledged to the Agent as security for the Liabilities in a manner reasonably acceptable to the Agent, (3) with respect to any such sale, transfer or disposition (or series of related sales, transfers or dispositions) in an aggregate amount in excess of $10,000,000, the Guarantor shall be in compliance, on a pro forma basis after giving effect to such sale, transfer or disposition, with the covenants set forth in SECTIONS 8(i), (j) AND (k), as such covenants are recomputed as at the last day of the most recently ended Test Period under such Sections as if such sale, transfer or disposition had occurred on the first day of such Test Period, and (4) after giving effect to any such sale, transfer or disposition, no Default or Event of Default shall have occurred and be continuing;

               (iii) The Guarantor and the Restricted Subsidiaries may make sales of assets to the Guarantor or to any Restricted Subsidiary, PROVIDED that any such sales to Restricted Foreign Subsidiaries must be for fair value;

                                                     FORM OF GUARANTY - Page 25

               (iv) any Restricted Subsidiary may effect any transaction permitted by SECTION 8(c);

               (v) in addition to selling or transferring accounts receivable pursuant to the other provisions hereof, the Guarantor and the Restricted Subsidiaries may sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; and

               (vi) the Guarantor and the Restricted Subsidiaries may sell, transfer or otherwise dispose of Stores in connection with Permitted Sale Leasebacks.

          (e   LIMITATION ON INVESTMENTS.  The Guarantor will not, and will not permit any of the Restricted Subsidiaries to, make any advance, loan, extensions of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets of, or make any other investment in, any Person, except:

               (i) extensions of trade credit and asset purchases in the ordinary course of business;

               (ii)  Permitted Investments;

               (iii) loans and advances to officers, directors and employees of the Guarantor or any of its Subsidiaries (1) to finance the purchase of capital stock of the Guarantor and (2) for additional purposes not contemplated by SUBCLAUSE (1) above in an aggregate principal amount at any time outstanding with respect to this CLAUSE (2) not exceeding $10,000,000;

               (iv) investments existing on the date hereof and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all investments pursuant to this CLAUSE (iv) is not increased at any time above the amount of such investments existing on the date hereof;

               (v) investments in Hedge Agreements permitted by SECTION 8(a)(viii);

               (vi) investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business;

               (vii) investments to the extent that payment for such investments is made solely with capital stock of the Guarantor;

               (viii) investments constituting non-cash proceeds of sales, transfers and other dispositions of assets to the extent permitted by
     SECTION 8(d);

               (ix)  investments in any Subsidiary Guarantor;

               (x) investments constituting Permitted Acquisitions, PROVIDED that the aggregate amount of any such investment made by the Guarantor or any Restricted Subsidiary (other than any Acquisition Subsidiary) in any Acquisition Subsidiary shall not exceed the Available Amount at the time of such investment, PROVIDED FURTHER that the aggregate amount of any such investment made by the Guarantor or any Restricted Subsidiary (other than any Restricted Foreign Subsidiary) in any Restricted Foreign Subsidiary shall not exceed (1) the Available Foreign Investment Amount at the time of such investment MINUS (2) the portion of the Available Foreign Investment Amount being used at such time for investments made pursuant to CLAUSE
     (xiv) below;

               (xi) investments in any Restricted Foreign Subsidiary, PROVIDED that the aggregate

                                                     FORM OF GUARANTY - Page 26
     amount of any such investment made by the Guarantor or any Restricted Subsidiary (other than any Restricted Foreign Subsidiary) shall not exceed
     (1) the Available Foreign Investment Amount at the time of such investment MINUS (2) the portion of the Available Foreign Investment Amount being used at such time for investments made pursuant to CLAUSE (xiv) below;

               (xii) investments made to pay for the repurchase, retirement or other acquisition of the Remaining Equity in an aggregate amount at the time of such investment not in excess of the lesser of (1) the Available Amount at such time and (2) the aggregate amount of such investments then permitted to be made under the Subordinated Note Indenture;

               (xiii) (1) investments made to pay for the repurchase of Putable Shares with amounts in the Putable Shares Reserve Fund and (2) investments made to repurchase or retire common stock of the Guarantor owned by the Guarantor's employee stock ownership plan or key employee stock ownership plan; and

               (xiv) additional investments (including investments in Minority Investments, Unrestricted Subsidiaries and Acquisition Subsidiaries) in an aggregate amount at the time of such investment not in excess of the sum of
     (1) the Available Amount at such time and (2) the amount equal to one-half of the Available Foreign Investment Amount at such time.

          (f) LIMITATION ON DIVIDENDS. The Guarantor will not declare or pay any dividends (other than dividends payable solely in its capital stock or rights, warrants or options to purchase its capital stock) or return any capital to its stockholders or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its capital stock or the capital stock of any direct or indirect parent of the Guarantor now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of the Restricted Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an investment permitted by SECTION 8(e)) any shares of any class of the capital stock of the Guarantor, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "DIVIDENDS"), PROVIDED that, so long as no Default or Event of Default exists or would exist after giving effect thereto, (i) the Guarantor may redeem in whole or in part any capital stock of the Guarantor for another class of capital stock or rights to acquire capital stock of the Guarantor or with proceeds from substantially concurrent equity contributions or issuances of new shares of capital stock, PROVIDED that such other class of capital stock contains terms and provisions at least as advantageous to the Lessor as those contained in the capital stock redeemed thereby, (ii) the Guarantor may repurchase shares of its capital stock (and/or options or warrants in respect thereof) held by its officers, directors and employees so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements, (iii) the Guarantor may make investments permitted by
SECTION 8(e) and (iv) the Guarantor may declare and pay dividends on its capital stock, PROVIDED that (1) the aggregate amount of dividends paid pursuant to this clause (iv) shall not at any time exceed 50% of Cumulative Consolidated Net Income Available to Common Stockholders at such time and (2) at the time of the payment of any such dividends and after giving effect thereto, the Consolidated Total Debt to Consolidated EBITDA Ratio on the date of such payment of such dividends shall be less than 3.50:1.00.

          (g)  LIMITATIONS ON DEBT PAYMENTS AND AMENDMENTS.

               (i) The Guarantor will not optionally prepay, repurchase or redeem or otherwise defease any Subordinated Notes; PROVIDED, HOWEVER, that so long as no Default or Event of Default has occurred and is continuing, the Guarantor may optionally prepay, repurchase or redeem Subordinated Notes (1) for an aggregate price not in excess of the Available Amount at the time of such prepayment, repurchase or redemption or (2) with the proceeds of subordinated Indebtedness that (A) is permitted by SECTION 8(a) and (B) has terms Material to the interests of the Lessor not Materially less advantageous to the Lessor.

                                                     FORM OF GUARANTY - Page 27

               (ii) The Guarantor will not waive, amend, modify, terminate or release the Subordinated Note Indenture, to the extent that any such waiver, amendment, supplement, modification, termination or release would be adverse to the Lessor in any Material respect.

          (h) LIMITATIONS ON SALE LEASEBACKS. The Guarantor will not, and will not permit any of the Restricted Subsidiaries to, enter into or effect any Sale Leasebacks of Stores, other than Permitted Sale Leasebacks.

          (i) CONSOLIDATED LEASE EXPENSE. The Guarantor will not permit Consolidated Lease Expense for any fiscal year of the Guarantor set forth below to exceed the amount set forth below opposite such fiscal year:

             Fiscal Year                        Amount
             -----------                        ------
               1998                          $ 85,000,000
               1999                            90,000,000
               2000                           100,000,000
               2001                           110,000,000
               2002                           120,000,000
               2003                           130,000,000
               2004                           140,000,000
               2005                           140,000,000
               2006                           140,000,000

          (j) CONSOLIDATED TOTAL DEBT TO CONSOLIDATED EBITDA RATIO. The Guarantor will not permit the Consolidated Total Debt to Consolidated EBITDA Ratio for any Test Period ending during any period set forth below to be greater than the ratio set forth below opposite such period:

               Period                                         Ratio
               ------                                         -----
     The date hereof through second
       fiscal quarter of 1999                               6.75:1.00
     Last two fiscal quarters of 1999                       6.50:1.00
     First two fiscal quarters of 2000                      5.75:1.00
     Last two fiscal quarters of 2000                       5.00:1.00
     First two fiscal quarters of 2001                      4.50:1.00
     Last two fiscal quarters of 2001                       4.00:1.00
     Fiscal year 2002                                       3.50:1.00
     Fiscal year 2003 and thereafter                        3.00:1.00

          (k) CONSOLIDATED EBITDA TO CONSOLIDATED INTEREST EXPENSE RATIO. The Guarantor will not permit the Consolidated EBITDA to Consolidated Interest Expense Ratio for any Test Period ending during any period set forth below to be less than the ratio set forth below opposite such period:

              Period                                          Ratio
              ------                                          -----
     Fiscal year 1998                                       1.75:1.00
     Fiscal year 1999                                       1.75:1.00
     First two fiscal quarters of 2000                      1.90:1.00
     Last two fiscal quarters of 2000                       2.00:1.00
     First two fiscal quarters of 2001                      2.25:1.00
     Last two fiscal quarters of 2001                       2.50:1.00
     Fiscal year 2002                                       2.75:1.00
     Fiscal year 2003 and thereafter                        3.00:1.00

                                                     FORM OF GUARANTY - Page 28

          (l   CAPITAL EXPENDITURES.

               (i) The Guarantor will not, and will not permit any of the Restricted Subsidiaries to, make any Capital Expenditures (other than Distribution Capital Expenditures and Permitted Acquisitions that constitute Capital Expenditures), that would cause the aggregate amount of such Capital Expenditures made by the Guarantor and the Restricted Subsidiaries in any fiscal year of the Guarantor set forth below to exceed the amount set forth below opposite such fiscal year:

             Fiscal Year                         Amount
             -----------                         ------
               1998                          $225,000,000
               1999                           180,000,000
               2000                           180,000,000
               2001                           150,000,000
               2002                           150,000,000
               2003                           150,000,000
               2004                           150,000,000
               2005                           150,000,000
               2006                           150,000,000

     To the extent that Capital Expenditures (other than Distribution Capital Expenditures and Permitted Acquisitions that constitute Capital Expenditures) made by the Guarantor and the Restricted Subsidiaries during any fiscal year are less than the maximum amount permitted to be made for such fiscal year, 75% of such unused amount (each such amount, a "CARRY-FORWARD AMOUNT") may be carried forward to the immediately succeeding fiscal year and utilized to make such Capital Expenditures in such succeeding fiscal year in the event the amount set forth above for such succeeding fiscal year has been used (it being understood and agreed that (1) no carry-forward amount may be carried forward beyond the first three fiscal years immediately succeeding the fiscal year in which it arose, (2) no portion of the carry-forward amount available for any fiscal year may be used until the entire amount of such Capital Expenditures permitted to be made in such fiscal year (without giving effect to such carry-forward amount) shall be made and (3) if the carry-forward amount available for any fiscal year is the sum of amounts carried forward from each of the two or three immediately preceding fiscal years, no portion of such carry-forward amount from the earlier of the two or three immediately preceding fiscal years may be used until the entire portion of such carry-forward amount from the more recent immediately preceding fiscal year shall have been used for such Capital Expenditures made in such fiscal year).

               (ii) The Guarantor will not, and will not permit any of the Restricted Subsidiaries to, make Distribution Capital Expenditures in excess of $80,000,000 from and after June 27, 1997.

     9.   EVENTS OF DEFAULT.

          (a   Any of the following shall constitute an "EVENT OF DEFAULT":

               (i) PAYMENTS. The Guarantor shall fail to pay if, when and as the same becomes due, all sums due and payable under this Guaranty, and such failure continues for more than five (5) Business Days after such payment is due and payable hereunder; or

               (ii) REPRESENTATIONS, ETC. Any representation, warranty or statement made or deemed made by the Guarantor herein or in any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any Material respect on the date as of which made or deemed made; or

                                                    FORM OF GUARANTY - Page 29

               (iii) COVENANTS. The Guarantor shall (1) default in the due performance or observance by it of any term, covenant or agreement contained in SECTION 7(a)(v) or SECTION 8 or (2) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in SECTIONS 9(a)(i) or (ii) or CLAUSE (1) of this
     SECTION 9(a)(iii)) contained in this Guaranty and such default shall continue unremedied for a period of at least 30 days after receipt of written notice by the Guarantor from the Lessor; or

               (iv) DEFAULT UNDER OTHER AGREEMENTS. (1) the Guarantor or any of the Restricted Subsidiaries shall (x) default in any payment with respect to any Indebtedness (other than the Liabilities) in excess of $20,000,000 in the aggregate, for the Guarantor and such Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or (except in the case of Indebtedness consisting of any Hedge Agreement) any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (2) without limiting the provisions of CLAUSE (1) above, any such Indebtedness (other than Indebtedness consisting of any Hedge Agreement) shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment, prior to the stated maturity thereof; or

               (v)   BANKRUPTCY, ETC.  The Guarantor or any Specified
     Subsidiary shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or an involuntary case is commenced against the Guarantor or any Specified Subsidiary and the petition is not controverted within 10 days after commencement of the case; or an involuntary case is commenced against the Guarantor or any Specified Subsidiary and the petition is not dismissed within 60 days after commencement of the case; or a custodian (as defined in the Bankruptcy
     Code) is appointed for, or takes charge of, all or substantially all of the property of the Guarantor or any Specified Subsidiary; or the Guarantor or any Specified Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Guarantor or any Specified Subsidiary; or there is commenced against the Guarantor or any Specified Subsidiary any such proceeding that remains undismissed for a period of 60 days; or the Guarantor or any Specified Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Guarantor or any Specified Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Guarantor or any Specified Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by the Guarantor or any Specified Subsidiary for the purpose of effecting any of the foregoing; or

               (vi) ERISA. (1) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer the Plan (including the giving of written notice thereof); any Plan shall have an accumulated funding deficiency (whether or not waived); the Guarantor or any Subsidiary or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under
     Section 409, 502(i), 502(l), 515, 4062, 4064, 4069, 4201 or 4204 of ERISA
     or Section 4971 or 4975 of the Code (including the giving of written notice thereof); (2) there could result from any event or events set forth in CLAUSE (1) of this SECTION 9(a)(vi) the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and (3) such lien, security interest or liability will or would be

                                                    FORM OF GUARANTY - Page 30
     reasonably likely to have a Material Adverse Effect; or

               (vii) GUARANTEES. This Guaranty or any Subsidiary Guaranty or Subsidiary Residual Guaranty or any material provision hereof or thereof shall cease to be in full force or effect or the Guarantor or any Subsidiary Guarantor shall deny or disaffirm in writing the Guarantor's or any applicable Subsidiary Guarantor's obligations hereunder or thereunder, as the case may be; or

               (viii) JUDGMENTS. One or more judgments or decrees shall be entered against the Guarantor or any of the Restricted Subsidiaries involving a liability of $20,000,000 or more in the aggregate for all such judgments and decrees for the Guarantor and the Restricted Subsidiaries (to the extent not paid or fully covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

               (ix)  CHANGE OF CONTROL.  A Change of Control shall occur.

     10. REMEDIES UPON EVENT OF DEFAULT. Without limiting any other rights or remedies of the Lessor provided for elsewhere in this Guaranty or the Lease Documents, or by any Requirement of Law, or in equity, or otherwise:

          (a) Upon the occurrence of any Event of Default, the Lessor may without any notice to (except as expressly provided herein or in any Lease Document) or demand upon Guarantor, which are expressly waived by Guarantor (except as to notices expressly provided for herein or in any Lease Document), proceed to protect, exercise and enforce the rights and remedies of the Lessor against Guarantor hereunder or under the Lease Documents and such other rights and remedies as are provided by Requirement of Law or equity.

          (b) The rights provided for in this Guaranty and the Lease Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

          (c) The order and manner in which the Lessor's rights and remedies are to be exercised shall be determined by the Lessor in its sole discretion, and all payments received by the Lessor shall be applied first to the costs and expenses (including reasonable Attorney Costs incurred by the Lessor) of the Lessor, then to the payment of all accrued and unpaid amounts due under any Lease Documents to and including the date of such application. To the extent permitted by applicable law, no application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Lease Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lessor hereunder or thereunder or under any Requirement of Law or in equity.

     11. PAYMENTS. Each payment by the Guarantor to you under this Guaranty shall be made by transferring the amount thereof in immediately available funds without set-off or counterclaim.

     12.  COSTS, EXPENSES AND TAXES.  The Guarantor agrees to pay on demand:
(i) all reasonable out-of-pocket costs and expenses of the Lessor in connection with the preparation, execution and delivery of this Guaranty and the Lease Documents and the other documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Lessor with respect thereto and with respect to advising the Lessor as to its rights and responsibilities under this Guaranty and the Lease Documents, and any modification, supplement or waiver of any of the terms of this Guaranty or any Lease Document, (ii) all reasonable costs and expenses of the Lessor hereunder and under the Lease Documents, including reasonable legal fees and expenses, in connection with a default or the enforcement of this Guaranty and the Lease Documents and (iii) reasonable costs and expenses incurred in connection with third party professional services reasonably required by the Lessor pursuant to the Lease Documents such as appraisers, environmental consultants, accountants or similar Persons; PROVIDED that except during the continuance of any Event of Default hereunder, the Lessor will first obtain the consent of the Guarantor to such expense, which consent shall not be unreasonably withheld. Without prejudice to the survival of any other obligations of the Guarantor

                                                    FORM OF GUARANTY - Page 31
hereunder, the obligations of the Guarantor under this Section shall survive the termination of this Guaranty.

     13. SUBROGATION. The Guarantor shall not be subrogated, in whole or in part, to your rights or those of any subsequent assignee or transferee of any of the Liabilities until all the Liabilities to you and every such subsequent assignee or transferee shall have been paid in full, and Guarantor hereby waives any and all such rights. The provisions of this SECTION 13 shall survive the termination of this Guaranty and any satisfaction and discharge of Lessee by virtue of any payment, court order, or law.

     14. NO WAIVER; REMEDIES. No failure on the part of the Lessor to exercise, and no delay in exercising, any right hereunder or under any Lease Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances. The remedies herein are cumulative and not exclusive of any other remedies provided by law, at equity or in any other agreement.

     15. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants contained herein or made in writing by the Guarantor in connection herewith shall survive the execution and delivery of this Guaranty and the termination of the Lease Documents and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

     16. CONFIDENTIALITY. The Lessor agrees to keep any information delivered or made available by the Guarantor to it which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by the Lessor who are or are expected to become engaged in evaluating, approving, structuring or administering the Lease Documents; PROVIDED that nothing herein shall prevent the Lessor from disclosing such information (a) to the Agent or any Bank, (b) pursuant to subpoena or upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over Lessor,
(d) which has been publicly disclosed, (e) to the extent reasonably required in connection with any litigation to which the Lessor, the Guarantor or its respective Affiliates may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder and (g) to Lessor's, Agent's or any Bank's legal counsel and independent auditors. The Lessor will promptly notify the Guarantor of any information that it is required or requested to deliver pursuant to clause (b) or (c) of this SECTION 16 and, if the Guarantor is a party to any such litigation, clause (e) of this SECTION 16.

     17. SEPARABILITY. Should any clause, sentence, paragraph or Section of this Guaranty be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Guaranty, and the parties hereto agree that the part or parts of this Guaranty so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

     18. EXECUTION IN COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     19.  INTERPRETATION.

          (a)  In this Guaranty, unless a clear contrary intention appears:

               (i    the singular number includes the plural number and VICE
                     VERSA;

               (ii   reference to any gender includes each other gender;

               (iii the words "herein," "hereof" and "hereunder" and other words of similar import

                                                    FORM OF GUARANTY - Page 32
     refer to this Guaranty as a whole and not to any particular Article, Section or other subdivision;

               (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Guaranty, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; PROVIDED that nothing in this clause is intended to authorize any assignment not otherwise permitted by this Guaranty;

               (v) except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Guaranty) means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

               (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

               (vii) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

               (viii) with respect to the determination of any period of time, except as expressly provided to the contrary, the word "from" means "from and including" and the word "to" means "to but excluding"; and

               (ix) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

          (b) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          (c) No provision of this Guaranty shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

     20. SUBMISSION TO JURISDICTION. The Guarantor, to the extent permitted by applicable law, hereby agrees as follows:

          (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, IN HARRIS COUNTY OR ELSEWHERE IN THE STATE OF TEXAS OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF TEXAS AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 23, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LESSOR TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION.

          (b) THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND

                                                    FORM OF GUARANTY - Page 33

AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     21. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     22. PARTIES. This Guaranty shall inure to the benefit of you and your successors, assigns or transferees, and shall be binding upon the Guarantor and its successors and assigns. The Guarantor may not assign any of its duties under this Guaranty without the prior written consent of Lessor. You may assign your rights and benefits under this Guaranty or the Lease Documents to any financial institution providing financing to you in connection with the Lease Documents.

     23. NOTICES. All notices, consents, requests, approvals, demands and other communications provided for herein shall be in writing (including telecopy communications) and mailed, telecopied, sent by overnight courier or delivered:

          (a)  If to the Guarantor:

               Randall's Food Markets, Inc.
               3663 Briarpark
               Houston, Texas 77042
               Attention:     Mr. Lee Straus
               Telephone:     (713) 268-3617
               Telecopy:      (713) 268-3605

               with copies to

               Randall's Properties, Inc.
               3663 Briarpark
               Houston, Texas 77042
               Attention:     Mr. Joe R. Rollins
               Telephone:     (713) 268-3661
               Telecopy:      (713) 268-3601

               and

               Vinson & Elkins LLP
               2300 First City Tower
               1001 Fannin Street
               Houston, Texas 77012-6760
               Attention:     Mr. Sanford A. Weiner
               Telephone:     (713) 758-2558
               Telecopy:      (713) 615-5268

                                                    FORM OF GUARANTY - Page 34

          (b)  If to the Lessor:

               Brazos Markets Development, L.P.
               2911 Turtle Creek Blvd., Suite 1240
               Dallas, Texas  75219
               Attention:     Gregory C. Greene
               Telephone:     (214) 522-7296
               Telecopy:      (214) 520-2009

               with a copy to

               Robert R. Veach, Jr.
               2911 Turtle Creek Blvd., Suite 1240A
               Dallas, Texas  75219
               Telephone:     (214) 522-7544
               Telecopy:      (214) 520-2009

or, in the case of any party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties given in accordance with the provisions of this SECTION 23.

     Other than the service of process set forth in SECTION 20(a) above, all communications shall be effective three Business Days after the date when mailed by certified mail, return receipt requested postage prepaid to any party at its address specified above, or upon receipt if telecopied to any party to the telecopy number set forth above, or upon receipt if delivered personally to any party at its address specified above.

     24. TERM. This Guaranty is not limited to any particular period of time, but shall continue in full force and effect until all of the Liabilities have been fully and finally paid or have been otherwise discharged by you, and the Guarantor shall not be released from any obligation or liability hereunder until such full payment or discharge shall have occurred.

     25. GOVERNING LAW. This Guaranty and all other documents executed in connection herewith shall be deemed to be contracts and agreements executed by the Guarantor and Lessor under the laws of the State of Texas and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of said state and of the United States of America.

     26.  INDEMNITY.

          (a) The Guarantor shall indemnify the Lessor and each Affiliate thereof and their respective directors, officers, employees and agents (each, an "INDEMNIFIED PERSON") from, and hold each of them harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Lessee of the proceeds of any extension of credit or any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Guarantor shall assume the defense thereof, including the employment of counsel at Guarantor's expense; PROVIDED that Guarantor shall not have such right, to the extent that such Indemnified Person shall deliver to Guarantor a written notice waiving the benefits of the indemnification of such Indemnified Person provided by this SECTION 26(a) in connection with such claim, action, proceeding or suit. Notwithstanding the foregoing, if (i) any claim, action, proceeding or suit is brought against an Indemnified Person who is an individual, (ii) the claim, action, proceeding or suit seeks damages of more than $500,000, or (iii) independent counsel to an Indemnified Person shall conclude that there may be defenses available to the Indemnified Person which may conflict with those available to Guarantor, Guarantor shall not have the right to assume the defense of any such claim, action, proceeding or suit on behalf of the Indemnified Person if such Indemnified Person chooses to defend such claim, action, proceeding or suit (with counsel reasonably acceptable to Guarantor), and

                                                    FORM OF GUARANTY - Page 35
all reasonable costs, expenses and attorneys' fees incurred by the Indemnified Person in defending such claim, action, proceeding or suit shall be borne by Guarantor; PROVIDED HOWEVER, if there is more than one (1) Indemnified Person having a right to defend such claim, action, proceeding or suit as aforesaid, the obligation of Guarantor to pay the fees and expenses of such Indemnified Person shall be limited to one (1) firm of attorneys.
Any Indemnified Person shall also have the right to employ separate counsel and to participate in its defense, but the fees and expenses of such counsel shall be borne by such Indemnified Person. Any decision by an Indemnified Person to employ its own counsel (whether or not at Guarantor's expense) shall in no way affect any rights of such Indemnified Person otherwise arising under this SECTION 26(a). In addition, Guarantor will not be liable for any settlement of any claim, action, proceeding or suit unless Guarantor has consented thereto in writing. The foregoing indemnity and agreement to hold harmless shall not in any event apply to any losses, liabilities, claims, damages or expenses incurred by reason of (i) the gross negligence or willful misconduct of the Person to be indemnified or (ii) any Material default by Lessor or any other Indemnified Person that is not cured within any applicable cure period, if any, under any of the Lease Documents or to any consequential damages or loss of profit or loss of any fees to Brazos (except to the extent specified in the letter from Brazos to Lessee dated as of September 10, 1998, designated therein as the "Brazos Margin Letter").

          (b) WITHOUT LIMITING ANY PROVISION OF THIS GUARANTY, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED HEREUNDER OR THEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS OR DAMAGES: (i) ARISING OUT OF OR RESULTING FROM THE ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON OR
(ii) IMPOSED UPON SAID PARTY UNDER ANY THEORY OR STRICT LIABILITY. Without prejudice to the survival of any other obligations of the Guarantor hereunder and under the Lease Documents, the obligations of the Guarantor under this Section shall survive the termination of this Guaranty and the Lease Documents and the payment of the Liabilities.

     27.  NEW GUARANTY.

          (a) In the event that (i) any Lease Document is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding involving the Lessee or (ii) any Lease Document is terminated as a result of any bankruptcy or insolvency proceeding involving the Lessee and, if within sixty (60) days after such rejection or termination, the Lessor or its Applicable Designee (as hereinafter defined) shall so request and shall agree in writing with the Lessee to perform the obligations of the Lessor as and to the extent required under such Lease Document, the Guarantor will, unless prohibited by bankruptcy or other applicable law, upon the Agent's or its Applicable Designee's acquiring title to the properties covered by to such Lease Document and entering into new Lease Documents pursuant to Section 4.4 of the Lessee Consent, execute and deliver to the Lessor or such Applicable Designee a new Guaranty that shall contain the same conditions, agreements, terms, provisions and limitations as such original Guaranty (except for any requirements which have been fulfilled by the Lessee and the Guarantor prior to such rejection or termination). References in this Guaranty to such "LEASE DOCUMENT" shall be deemed also to refer to such new Lease Document. As used herein, the term "APPLICABLE DESIGNEE" means an entity designated by the Agent and which possesses the power and authority to perform the obligations of the Borrower under the Lease Documents and is at least as creditworthy as the Borrower is on the date of this Agreement.

          (b) Upon written request by the Lessor to the Lessee given on or after any foreclosure, trustee sale or conveyance in lieu thereof of the Mortgaged Premises, the owner of the Mortgaged Premises, as landlord, and the Lessee, as tenant, shall execute a lease of the Mortgaged Premises containing all of the same terms, provisions, options and conditions as are contained in the Lease Documents, which lease shall be for the unexpired portion of the term of the Lease Documents, as to the Mortgaged Premises. Upon written request by Lessor to Guarantor relating to the execution by Lessee of a new lease of the Ground or Facility, the Guarantor hereby agrees to execute a new Guaranty that shall contain the same conditions, agreements, terms, provisions and limitations as such original Guaranty (except for any requirements which have been fulfilled by the Lessee and the Guarantor prior to such rejection or termination) in form and substance substantially equivalent to this Guaranty which shall relate to each new lease.

                                                    FORM OF GUARANTY - Page 36

                                Sincerely yours,

                                RANDALL'S FOOD MARKETS, INC.,
                                a Texas corporation



                                By:  /s/ Lee Straus
                                     ------------------------------------------
                                     Lee Straus, Senior Vice President-Finance,
                                     Secretary and Treasurer
















                                                    FORM OF GUARANTY - Page 37

     ACCEPTED AND AGREED as of the date first above written:

                                   BRAZOS MARKETS DEVELOPMENT, L.P.,
                                   a Delaware limited partnership

                                   By:  BRAZOS MARKETS MANAGEMENT,
                                        INC., a Delaware corporation, its
                                        General Partner


                                        By:  /s/ Daniel D. Boeckman
                                             -----------------------------------
                                             Daniel D. Boeckman, Executive Vice
                                             President














                                                    FORM OF GUARANTY - Page 38

                                 SCHEDULE 6(k)


                                  SUBSIDIARIES






















                                                    FORM OF GUARANTY - Page 1

                                    SCHEDULE 8(a)

                                     INDEBTEDNESS


















                                                    FORM OF GUARANTY - Page 1